As filed with the Securities and Exchange Commission on June 15, 2021

Registration No. 333-256756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

under the Securities Act of 1933

FalconStor Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Number)	77-0216135 (I.R.S. Employer Identification No.)

FalconStor Software, Inc.

701 Brazos Street, Suite 400

Austin, Texas 78701

(631) 777-5188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Todd Brooks

President and Chief Executive Officer

FalconStor Software, Inc.

701 Brazos Street, Suite 400

Austin, Texas 78701

(631) 777-5188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq. Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Jonathan J. Russo, Esq. Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, New York 10019-6131 (212) 858-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$5,000,000	$ 545.50
(1)	Includes shares of common stock the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. Such registration fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-256756) (the “Registration Statement”) of FalconStor Software, Inc. is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. The Amendment does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement. Accordingly, Part I of the Registration Statement has been omitted from the Amendment.

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee and FINRA filing fee.

Nature of Expense	Amount

SEC registration fee	$546
FINRA filing fee	1,250
Accounting fees and expenses	20,000
Legal fees and expenses	80,000
Blue sky fees and expenses	15,000
Printing and EDGAR expenses	10,000
Miscellaneous	23,204
Total	$150,000

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions since January 1, 2018 involving sales of our securities that were not registered under the Securities Act, all of which were consummated pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act:

On October 9, 2018, our company closed on the final tranche of a previously-announced private placement. As part of such private placement, our company issued warrants pursuant to which (i) certain eligible stockholders were entitled to purchase 1,859,420 shares of our common stock, and (ii) HCP-FVA was entitled to purchase 3,033,790 shares of our common stock (the “Warrants”). On December 19, 2018, we issued 3,033,790 shares of our common stock to HCP-FVA pursuant to the exercise of its Warrants. Between December 6, 2018 and December 27, 2018, we issued an additional 1,859,420 shares of our common stock pursuant to the exercise of the Warrants by the eligible stockholders. The Warrants and all such shares of our common stock were issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act.

On May 21, 2019, HCP-FVA exercised its warrant to purchase 1,543,630 shares of Common Stock on a cashless exercise basis and was issued 1,518,107 shares of Common Stock.

On May 31, 2019, we issued an aggregate of 1,251,154 restricted shares of our common stock. Such restricted stock did not bestow any voting or dispositive power and is not deemed outstanding until they vest. The restricted stock generally vests as follows: 2.5% vested immediately upon grant on May 31, 2019 (the “2019 Grant Date”); 2.5% vested on the first anniversary of the 2019 Grant Date; 2.5% shall vest on the second anniversary of the 2019 Grant Date; 2.5% shall vest on the third anniversary of the 2019 Grant Date; 45% shall vest based on the return of invested capital in accordance with the terms of the restricted stock agreement between our company and the grantee; and 45% shall vest upon a change of control of our company.

On September 30, 2020, we issued an aggregate of 316,480 restricted stock awards. Such restricted stock awards do not bestow any voting or dispositive power and are not deemed outstanding until they vest. The restricted stock awards generally vest as follows: 2.5% vested immediately upon grant on September 30, 2020 (the “2020 Grant Date”); 2.5% shall vest on the first anniversary of the 2020 Grant Date; 2.5% shall vest on the second anniversary of the 2020 Grant Date; 2.5% shall vest on the third anniversary of the 2020 Grant Date; 45% shall vest based on the return of invested capital in accordance with the terms of the restricted stock award agreement between our company and the grantee; and 45% shall vest upon a change of control of our company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits listed in the following Exhibit Index are part of this Registration Statements or, as indicated, incorporated by reference.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File no. 33-79350), filed on April 28, 1994.
3.2		Amended and Restated By-Laws of FalconStor Software, Inc., incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2010, filed on March 14, 2011.
3.3		Certificate of Amendment to the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.3 to the Registrant’s the quarterly report on Form 10-Q for the period ended June 30, 2000 filed on August 11, 2000.
3.4		Certificate of Amendment to the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.4 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2001, filed on March 27, 2002.
3.5		Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, incorporated herein by reference to Exhibit 4.1 to the Registrant's report on Form 8-K dated September 16, 2013.
3.6		Certificate of Amendment of the Restated Certificate of Incorporation of FalconStor Software, Inc,, incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K dated June 25, 2018.
3.7		Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of FalconStor Software, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s report on Form 8-K dated June 25, 2018.
3.8		Certificate of Amendment to the Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K filed on June 25, 2019.
3.9		Certificate of Amendment to the Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the period ended June 30, 2019 filed on August 14, 2019.
4.1		Amended and Restated 2006 Incentive Stock Plan incorporated herein by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007.
4.2		Intentionally omitted.
4.3		Form of Restricted Stock Letter Agreement, incorporated herein by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on April 7, 2014.
4.4		Intentionally omitted.
4.5		FalconStor Software, Inc. 2016 Incentive Stock Plan, incorporated by reference to Exhibit A to the Proxy Statement on Schedule 14A dated March 18, 2016.
4.6		Description of Registered Securities of FalconStor Software, Inc. , incorporated by reference to Exhibit 4.6 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
5.1	**	Opinion of Olshan Frome Wolosky LLP.
10.1		Intentionally omitted.
10.2		Agreement of Lease between Huntington Quadrangle 2 LLC and FalconStor Software, Inc. dated May 30, 2013, with a commencement date of March 1, 2014, incorporated herein by reference to Exhibit 99.1 to the Registrant's quarterly report on Form 10-Q for the period ended June 30, 2013 filed on August 9, 2013.
10.3		Preferred Stock Purchase Agreement dated as of September 16, 2013 between FalconStor Software, Inc. and Hale Capital Partners, LP, incorporated herein by reference to Exhibit 10.1 to the Registrant's report on Form 8-K dated September 16, 2013.
10.4		Intentionally omitted.
10.5		Agreement between FalconStor Software, Inc. and Todd Brooks, dated August 14, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed August 17, 2017.
10.6		Intentionally omitted.
10.7		Intentionally omitted.
10.8		Intentionally omitted.
10.9		Intentionally omitted.
10.10		Intentionally omitted.
10.11		Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, by and among FalconStor Software, Inc., HCP-FVA, LLC, as Administrative Agent and as a Lender, and the other Loan Parties named therein, incorporated herein by reference to Exhibit 10.1 to Registrant’s current report on Form 8-K filed on February 26, 2018.
10.12		Intentionally omitted.
10.13		Intentionally omitted.
10.14		Agreement between FalconStor Software, Inc. and Brad Wolfe, dated April 4, 2018, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed April 11, 2018.
10.15		Falconstor Software Inc. 2018 Stock Incentive Plan, incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on June 5, 2018.
10.16		Joinder to Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, by and among FalconStor Software, Inc., HCP-FVA, LLC, as Administrative Agent and as a Lender, and the other Loan Parties named therein, incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed October 11, 2018.
10.17		Amendment No. 1 to Amended and Restated Term Loan Credit Agreement dated December 27, 2019 by and among FalconStor Software, Inc., HCP-FVA, LLC, EW Capital, LLC, the lenders party thereto and the other loan parties named therein, incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K, filed on January 3, 2020.
10.18		Promissory Note between the Company and Peapack-Gladstone Bank, dated April 28, 2020, incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
21.1		Subsidiaries of Registrant – FalconStor, Inc., FalconStor AC, Inc., FalconStor Software (Korea), Inc.
23.1	*	Consent of Marcum LLP, independent registered public accounting firm.
23.1	**	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
24.1	*	Power of Attorney (set forth on the Signature Page of this Registration Statement).

*	Previously filed.
**	Filed herewith.
(a)	Denotes management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 15th day of June 2021.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Todd Brooks
	Name:	Todd Brooks
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Todd Brooks Todd Brooks	President, Chief Executive and Director Officer (principal executive officer)	June 15, 2021

/s/ Brad Wolfe* Brad Wolfe	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 15, 2021

/s/ Martin Hale, Jr.* Martin Hale, Jr.	Director	June 15, 2021

/s/ Michael Kelly* Michael Kelly	Director	June 15, 2021

/s/ Barry A. Rudolph* Barry A. Rudolph	Director	June 15, 2021

/s/ William D. Miller* William D. Miller	Director	June 15, 2021

*By:	/s/ Todd Brooks
Todd Brooks
Attorney-in-fact